Exhibit (p)(6)

                                 CODE OF ETHICS
                                       OF
                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
PREAMBLE

         This Code of Ethics is being amended by the Executive Committee, effective February 1, 2005, in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Investment Company Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204A-1 and Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204A-1 requires investment advisers to establish, maintain and enforce a written code of ethics for each officer, director, partner and employee of the investment adviser, including any person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of Access Persons (defined below). Rule 17j-1 under the Investment Company Act and Section 206 of the Advisers Act make the following activities unlawful for certain persons, including any employee of NWQ Investment Management Company, LLC (the "Firm") in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio or any Fund managed by the Firm:

         1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

         2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

         3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client; or

         4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (4) shall not apply to any transaction with a customer of a bank broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction; or

         5. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

         This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

STANDARDS OF BUSINESS CONDUCT

A.  FIDUCIARY STANDARDS

NWQ strives at all times to conduct its investment advisory business in strict accordance with its fiduciary obligations. It is NWQ's policy to protect the interest of each of its clients and to place the client's interest first and foremost. NWQ's fiduciary responsibilities include the duty of care, loyalty, honesty, and good faith. It is therefore imperative that employees and Access Persons provide full and fair disclosure of all relevant facts concerning any potential or actual conflict of interest, make investment decisions and recommendations that are suitable for clients, and seek best execution for client transactions in accordance with NWQ's best execution policies and procedures.

B.  COMPLIANCE WITH LAWS AND COMPANY POLICIES

NWQ operates in a highly regulated business environment, and has adopted many policies and procedures applicable to the conduct of its employees and Access Persons, including the Nuveen Investments, Inc. Code of Business Conduct and Ethics. Employees and Access Persons must respect and comply with all laws, rules and regulations which are applicable to NWQ in the conduct of its business. Without limiting the foregoing, it is especially important that employees and Access Persons comply with applicable federal securities laws, which prohibit, among other things, the following:

         o        Employing any device, scheme or artifice to defraud a client;

         o Making any untrue statement of a material fact to a client or omitting to state a material fact necessary in order to make statements made to a client, in light of the circumstances under which they are made, not misleading;

         o Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client;

         o Engaging in any manipulative practice with respect to a client; and

         o        Engaging  in  any   manipulative   practice  with  respect  to
                  securities, including price manipulation.

C.  CONFLICTS OF INTEREST

Compliance with NWQ's fiduciary obligations can be achieved by avoiding conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to a client.

Conflicts of interest may arise, for example, when an employee or Access Person favors the interests of one client over another (e.g., a larger account over a smaller account, an account compensated by performance fees over an account not so compensated, or an account of a close friend or relative) without a legitimate reason for doing so. Employees and Access Persons are prohibited from engaging in inappropriate favoritism among clients that would constitute a breach of fiduciary duty.

Conflicts may arise when an employee or Access Person has a material interest in or relationship with the issuer of a security that he or she is recommending or purchasing for a client. Conflicts may also arise when an employee or Access Person uses knowledge about pending or currently considered securities transactions for clients to profit personally. Restrictions on personal securities transactions are addressed in detail below.

Conflicts of interest may not always be clear-cut. Any employee or Access Person who becomes aware of a conflict of interest or potential conflict involving a client account should bring it to the attention of NWQ's Legal/Compliance Department.

D.  GIFTS

Employees and Access Persons are restricted from accepting gifts from any person or entity that does business with or on behalf of NWQ or any client account. For this purpose, "gift" has the same meaning as in Rule 2830 of the National Association of Securities Dealers Conduct Rules. Gifts received by an employee from any one person or entity may not have an aggregate market value of more than $100 per year. Employees and Access Persons are also subject to the restrictions in Rule 2830 with respect to accepting non-cash compensation in the way of entertainment, including meals, golfing and tickets to cultural and sporting events.

Employees and Access Persons are similarly restricted from giving gifts and providing entertainment to others.

For  more  information,   refer  to  Nuveen's  Cash  and  Non-Cash  Compensation
Procedures.

E.  OUTSIDE DIRECTORSHIPS AND OUTSIDE BUSINESS ACTIVITIES

Employees and Access Persons may not serve on the board of directors of any publicly traded company. Employees and Access Persons may not serve on the board of directors of any private, closely held or not-for-profit organizations or engage in any significant outside business activities without prior written approval from the Legal/Compliance Department of NWQ.

F.  PROTECTION OF CONFIDENTIAL INFORMATION

Each employee and Access Person must preserve the confidentiality of non-public information learned in the course of his or her employment, including nonpublic information about NWQ's securities recommendations and client securities holdings and transactions. Employees and Access Persons may not misuse such information or disclose such information, whether within or outside NWQ, except to authorized persons who need to know the information for business purposes. Employees and Access Persons must comply with all laws, rules and regulations concerning the protection of client information including, without limitation, Regulation S-P.

G.  PAYMENTS TO GOVERNMENT OFFICIALS AND POLITICAL CONTRIBUTIONS

No payment can be made directly or indirectly to any employee, official or representative of any governmental agency or any party or candidate for the purposes of influencing any act or decision on behalf of NWQ. Employees and Access Persons are free to participate as individuals in political activities, but are prohibited from engaging in such activities as a representative of NWQ or Nuveen and from using the name or credibility of NWQ or Nuveen in connection with political activities. NWQ will not reimburse any employee or Access Person for any political contributions or similar expenses.


POLICY STATEMENT ON INSIDER TRADING

                  The Firm forbids any officer or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Chief Compliance Officer.

                  The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

                  While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                  1)       trading  by  an  insider,   while  in  possession  of
                           material nonpublic information, or

                  2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

                  3)       communicating   material  nonpublic   information  to
                           others.

                  The concept of "insider" is broad. It includes officers and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

                  Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                  Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

                  Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

                  i. Report the matter immediately to the Firm's General Counsel and/or Chief Compliance Officer.

                  ii. Do not purchase or sell the securities on behalf of yourself or others.

                  iii. Do not communicate the information inside or outside the Firm, other than to the Firm's General Counsel and/or Chief Compliance Officer.

                  iv. After the Firm's General Counsel and/or Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.


                  Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

                  The role of the Firm's General Counsel and Chief Compliance Officer are critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

                  To prevent insider trading, the Firm will:

                  i. provide, on a regular basis, an educational program to familiarize the Firm's officers and employees with the Firm's policy and procedures, and


                  ii.      when  it has  been  determined  that  an  officer  or
                           employee   of  the   Firm  has   material   nonpublic
                           information,


                           1. implement  measures to prevent  dissemination  of
                              such information, and

                           2. if necessary, restrict officers and employees from
                              trading the securities.

                  To detect insider trading, the Chief Compliance Officer will:

                  i. review the trading activity reports filed by each officer and employee, and


                  ii. review the trading activity of accounts managed by the Firm.


PERSONAL TRADING REQUIREMENTS


A.       DEFINITIONS

    1. "ACCESS PERSON" means any director, officer, employee, partner or Advisory Representative of the Firm and Nuveen designees.

    2. "ADVISORY REPRESENTATIVE means any of the Firm's employees, or other persons who provide investment advice on behalf of the Firm and are subject to the supervision and control of the Firm, who (i) have access to nonpublic information regarding any client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Fund advised or subadvised by the Firm or by a company in a control relationship with the Firm; or (ii) are involved in making Securities recommendations to clients or who have access to such recommendations that are non-public. "Advisory Representative" also includes (a) any director, officer, general partner or employee of a company in a control relationship with the Firm who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a client account or whose functions relate to the making of such recommendations and (b) any natural person in a control relationship with the Firm who obtains information concerning recommendations made to clients concerning a purchase or sale of a security. This definition includes but is not limited to the following: partner, officer, "Investment Person," "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by NWQ's Chief Compliance Officer.

    3. "NON-ADVISORY REPRESENTATIVE" means any individual who has no contact with information regarding the purchases or sales of Securities made by the Firm in his or her regular functions or duties. However, such individuals are subject to the Preamble and Policy Statement on Insider Trading contained in this Code.

    4. "AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

    5. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

    6. "ANALYST" means an employee of the Firm entrusted with the direct responsibility to advise Portfolio Managers about specific securities held by, or to be purchased for, the Portfolios or Funds managed by the Firm

    7. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

    8. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

    9. "DISCLOSABLE TRANSACTION" means any transaction in a security or an NWQ Fund pursuant to which an Access Person would have a beneficial ownership.

    10. "FIRM" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

    11. "FUND" means any investment vehicle registered under the Investment Company Act of 1940 for which the Firm acts as manager, adviser or subadviser.

    12. "INTERESTED PERSON" of another person, when used with respect to a Fund, means (i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities
         Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, PROVIDED, that no person shall be deemed to be an interested person of an investment company solely by reason of
         (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

    13. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

    14. "INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Firm; (b) any employee of the Firm (or of any company in a control relationship to a Fund or the Firm) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Firm, including securities analysts and traders; or (c) any person who controls a Fund or the Firm and who obtains information concerning recommendations made to any Fund or Portfolio regarding the purchase or sale of securities by the Fund or Portfolio.

    15. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

    16. "NON-INTERESTED" Director means a director or trustee who is not an interested person.

    17. "NUVEEN DESIGNEE" means an employee of Nuveen Investments, Inc. or Rittenhouse Financial Services that the Legal Department of Nuveen Investments, Inc. requires be subject to this Code of Ethics.

    18. "NWQ OPEN-END FUND" means any open-end investment company registered under the Investment Company Act of 1940 for which the Firm acts as manager, adviser or sub-adviser.

    19. "NWQ AFFILIATED OPEN-END FUND" means any open-end investment company registered under the Investment Company Act of 1940 and managed, advised or sub-advised by any company that controls, is controlled by or is under common control with NWQ.

    20.  "PERSON" means a natural person or a company.

    21.  "PORTFOLIO"  means  any  account,  trust  or other  investment  vehicle
         (except   "Fund")  over  which  the  Firm  has  investment   management
         discretion.

    22. "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Firm.

    23. "PRECLEARANCE DESIGNEE" means a person who has been designated by the Chief Compliance Officer to preclear securities transactions.

    24. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

    25. "SECURITY HELD OR TO BE ACQUIRED" unless otherwise stated or provided for herein means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

     26. "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act and means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing and includes, among other things, any closed-end investment company registered under the Investment Company Act of 1940 and any privately placed limited partnership interests. For purposes of this Code, "Security" shall not include any commodities contracts or futures including contracts on equity indices.

         "Security" shall NOT include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are any registered open-end investment companies (e.g. open-end mutual funds). Any question as to whether a particular investment constitutes a "Security" should be referred to the Chief Compliance Officer of the Firm.

B.       PROHIBITED TRANSACTIONS

         No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.

1.       ACCESS PERSONS

         Except as provided in Section C below, no Access Person shall:

           (a) purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                  (1) is being considered for purchase or sale by any Portfolio or Fund managed by the Firm, or

                  (2) is being purchased or sold by any Portfolio or Fund managed by the Firm; or

           (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Firm.

           (c) engage in more than 125 transactions in equity securities during calendar year; provided that:

                  (1)      transactions   in  the   shares   of  any   open-end,
                           registered investment company shall be excluded from this restriction; and

                  (2) transactions in the same equity security for multiple accounts owned or beneficially owned by an Access Person that are submitted for pre-clearance approval at the same time shall be deemed to be one transaction for the purpose of the transaction limit set forth in this subsection and

                  (3)      corporate   initiated  actions  (i.e.  tender  offer,
                           merger,  etc.) are  excluded  from this  restriction.

              Exceptions: The Firm's Chief Compliance Officer may allow an exception to the equity security transaction limit set forth in Section B (1) c above.

           (d) effective October 1, 2002, purchase or sell, directly or indirectly, any security issued by Nuveen Investments, Inc., unless the Access Person has received prior written approval from the Legal Department of Nuveen Investments, Inc.

           (e) effective January 15, 2004, sell, directly or indirectly, any NWQ Fund shares in which he/she has any direct or indirect beneficial ownership unless the Access Person has owned the NWQ Fund shares being sold for at least thirty (30) days prior to sale.

                   EXEMPTIONS FROM THE 30-DAY HOLDING PERIOD.

                        i) Sales of NWQ Fund SHARES under special circumstances as determined by a Preclearance Designee who is not the portfolio manager of the NWQ Fund whose shares are being sold, and approved in advance in writing by such Preclearance Designee; and

                         ii) Sales of NWQ Fund SHARES by a Nuveen Designee which are governed by Nuveen's Code of Ethics.

           (f) Effective February 1, 2005, purchase or sell, directly or indirectly, any NWQ Open-End Fund shares or NWQ Affiliated Open-End Fund shares in contravention of the fund's frequent trading policy as set forth in its registration statement (please review and retain the funds' prospectus).

           (g) acquire a beneficial interest in any securities, other than non-convertible fixed income, in an initial public offering ("IPO") or other limited offerings commonly referred to as PRIVATE PLACEMENTS, without prior written approval of the Chief Compliance Officer of the Firm (NWQ Investment Management Company, LLC). The Chief Compliance Officer must maintain a record of any decision, and the reasons supporting the decision, to approve the investment personnel's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

Exception:  The  Chief  Compliance  Officer of  the firm generally   allows   an
exception to this policy in the following cases:

           (1) The issuer of the IPO employs either the spouse or other household member of the investment personnel, or

           (2) The issuer of the IPO is owned by a relative or household member of the investment personnel, or

           (3) The IPO is the result of the de-mutualization of an insurance or financial services company for which the investment personnel, their spouse or household member is eligible to acquire shares due to an insurance policy, deposit or financial interest held with the issuer.

               Before granting such approval the Chief Compliance Officer (or other designee) should carefully evaluate such investment to determine that the investment could create no material conflict between the investment personnel and a Fund or Portfolio. The Chief Compliance Officer may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Chief Compliance Officer may consider approving the transaction if the Chief Compliance Officer (or designee) can determine that: (i) the investment did not result from directing Fund, Portfolio or Firm business to the underwriter or issuer of the security; (ii) the Investment Personnel is not misappropriating an opportunity that should have been offered to the Fund or Portfolio; and (iii) an Investment Person's investment decisions for the Fund or Portfolio will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of Fund or Portfolio. Any person authorized to purchase securities in an IPO or private placement shall disclose that investment when they play a part in a Fund's or Portfolio's subsequent consideration of an investment in that issuer. In such circumstances, a Fund's or Portfolio's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.

2.   INVESTMENT PERSONNEL

     In addition to the prohibitions listed in Section B(1) above, no investment personnel shall engage in any of the following:

     (a) accept any gift or other thing in contravention of NWQ's gifts policy as set forth above or Nuveen's Cash and Non-Cash Compensation Policy.

     (b) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Portfolio(s) or Fund(s) of the Firm.

          EXCEPTION: The Firm's Chief Compliance Officer or designee may allow exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [See Pre-Clearance Procedures below]. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Funds or Portfolios. The Chief Compliance Officer or designee shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Chief Compliance Officer or designee may consider granting an exception to this prohibition if the securities involved in the transaction are not (i) being CONSIDERED for purchase or sale by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by a Fund or Portfolio that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the investment personnel must complete, sign and submit to the Chief Compliance Officer a completed Securities Transactions Report Relating to Short-Term Trading (EXHIBIT D), certifying that the proposed transaction is in compliance with this Code of Ethics.

     (c) serve on the Board of Directors of any publicly traded company without prior authorization of the Chief Compliance Officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm, any Portfolios or Funds. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

3.   PORTFOLIO MANAGERS

     In addition to the prohibitions listed in Sections B(1) and (2) above, no portfolio manager shall:

         (a) buy or sell a security within seven (7) calendar days before or two (2) calendar days after any portfolio of the Firm that he or she manages trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

4.   ANALYSTS

     In addition to the prohibitions listed in Sections B(1) and (2) above, no analyst shall:

         (a) buy or sell a security within seven (7) calendar days before or two (2) calendar days after recommending that the Firm trade in that security for any client of the Firm. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.


C.    EXEMPTED TRANSACTIONS AND DISCLOSURES

      Transactions described in Sections B(1) a & b, B(2)(b), B(3) and B(4) above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 206 of the Investment Advisers Act may be permitted within the discretion of the Chief Compliance Officer of the Firm on a case-by-case basis. Such exempted transactions may include:

      1. Purchases or sales of securities which are not eligible for purchase by a Fund or Portfolio and which are not related economically to securities purchased, sold or held by a Fund or a Portfolio.

      2. Securities of companies with a market capitalization in excess of $1 billion.

      3. Purchases or sales of a de minimus amount of securities. A de minimus amount of securities shall be defined in this section of the Code of Ethics as:

          (a) up to an aggregate $25,000 principal amount of a fixed income security within any three-consecutive month period;

          (b) up to an aggregate 100 shares of an equity security within any three-consecutive month period; or

          (c)  any  amount  of  securities  if  the  proposed   acquisition   or
               disposition by a Fund or Portfolio is in the amount of 1,000 shares or less and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

      4. Transactions in securities over which the Access Person, Fund and/or Portfolio has no influence or control, including:

          (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          (b) purchases or sales which are non-volitional on the part of either the Access Person or the Fund and/or Portfolio;

          (c) purchases which are part of an automatic investment plan, including a dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase); and

          (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

      5. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and shares of registered open-end investment companies.

      6. Access Persons may disclose to employees of affiliates the activities in a security engaged in for the various Portfolios or Funds managed by the Firm so long as, at the time of disclosure, (a) the Firm has completed all firm-wide transactions in such security for all Portfolios and Funds managed according to a specific investment mandate, and (b) the only pending transactions in such security are those that result from new accounts, terminated accounts or cash flows.

      7. The Firm's Chief Compliance Officer or his designee shall disclose to the Chief Compliance Officer of Nuveen Investments, Inc. a list of the securities activities engaged in or contemplated for the various
          Portfolios or Funds managed by the Firm in order to facilitate pre-clearance of securities transactions of Nuveen Designees.

D.   COMPLIANCE PROCEDURES

     With respect to the pre-clearance and reporting requirements contained herein, Access Persons shall pre-clear through and report to the Chief Compliance Officer of the Firm.

     1.   PRE-CLEARANCE PROCEDURES

          All Access Persons must receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Executive Committee, before purchasing or selling securities in an account that such Access Person has beneficial ownership. The Access Person should request pre-clearance by completing, signing and submitting Personal Securities Transactions Pre-Clearance Form (EXHIBIT E) to the Chief Compliance Officer (or other designated officer).

          Pre-clearance approval will be valid for two business days including the date on which the authorization is granted. For example, preclearance received Friday would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the Access Person is required to again obtain pre-clearance for the trade. In addition, if an Access Person becomes aware of any additional information with respect to a transaction that was precleared, such person is obligated to disclose such information to the appropriate Chief Compliance Officer prior to executing the precleared transaction.

          Access Persons are excluded from preclearing securities purchased, sold or acquired in the following transactions:

          (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

          (b) purchases or sales which are non-volitional on the part of either the Access Person or a Fund or Portfolio.

          (c) purchases which are part of an automatic investment plan, including an automatic dividend reinvestment plan or direct stock plan (pending preclearance of the original purchase).

          (d) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (e) transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies are not subject to pre-clearance.

2.        DISCLOSURE OF PERSONAL HOLDINGS

          All Access Persons except the Nuveen Designees shall disclose to the NWQ Chief Compliance Officer and all Nuveen Designees shall disclose to the Chief Compliance Officer of Nuveen Investments, Inc.:

          (a) all personal securities holdings and holdings in NWQ Open-End Funds and NWQ Affiliated Open-End Funds (including holdings acquired before the person became an Access Person) within ten
               (10) days upon the later of commencement of employment or adoption of this Code of Ethics; and

          (b) The name of any broker, dealer, bank, Fund or Fund distributor with whom the Access Person maintains an account, including a Nuveen 401(k) account, in which any securities and/or any NWQ Open-End Funds or NWQ Affiliated Open-End Funds were held for the direct or indirect benefit of the Access Person must also be reported.

          Holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (other than NWQ Open-End Funds and NWQ Affiliated Open-End Funds) are not required to be disclosed. Access Persons do not need to report holdings in any account over which the Access Person has no direct or indirect influence or control.

          A list of NWQ Open-End Funds and NWQ Affiliated Open-End Funds appears attached hereto as Exhibit G.

          The Chief Compliance Officer shall request Access Persons to provide duplicate copies of confirmation of (or statement showing) each disclosable transaction in the accounts, except that information for the Access Person's Nuveen 401(k) account will be provided quarterly from the 401(k) plan recordkeeper. In addition, Nuveen Designees are not required to provide confirmation of transactions as they will provide such confirmations to Nuveen's Compliance Department.

          In addition to reporting securities holdings, every Access Person shall certify in his initial report that:

              (a) he has received,  read and  understands the Code of Ethics and recognizes that he is subject thereto; and

              (b) he has no knowledge of the existence of any personal  conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between his transactions and securities held or to be acquired by a Fund or a Portfolio.

          This initial report shall be made on the form attached as Initial Report of Access Person (EXHIBIT A) for all Access Persons except Nuveen Designees and shall be delivered to the Chief Compliance Officer of the Firm. The initial report for Nuveen Designees shall be made on the form provided by Nuveen and shall be delivered to the Nuveen Chief Compliance Officer.

3.        QUARTERLY REPORTING REQUIREMENTS

          All Access Persons except Nuveen Designees shall disclose to the Firm's Chief Compliance Officer all personal securities transactions and all transactions in shares of NWQ Open-End Funds and NWQ Access Person Affiliated Open-End Funds conducted during the period as of the calendar quarter ended within thirty (30) days after quarter end. (NWQ Open-End Funds and NWQ Affiliated Open-End Funds held in a Nuveen 401(k) account are to be reported by arranging for a copy of your quarterly statements to be provided to NWQ's Chief Compliance Officer.) All Nuveen Designees shall disclose to Nuveen's Chief Compliance Officer all personal securities transactions during the period as of the calendar quarter ended within thirty (30) days after quarter end. Transactions in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies (other than NWQ Open-End Funds and NWQ Affiliated Open-End Funds) are not required to be disclosed. Access Persons do not need to report transactions effected in any account over which the Access Person has no direct or indirect influence or control.

          Every Access Person shall disclose quarterly the:

                (a) date of the  transaction,  title of the  security,  interest rate and maturity date (if applicable), trade date, number of shares, and principal amount of each security involved;

                (b) the nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

                (c) the  name  of  the   broker,  dealer,  bank,  Fund  or  Fund
                    distributor   with  or  through  whom  the  transaction  was
                    effected; and

                (d) the date the report is  submitted to the  appropriate  Chief
                    Compliance Officer.

          In addition, with respect to any account, including a Nuveen 401(k) account, established by an Access Person in which any securities or any NWQ Open-End Funds and NWQ Affiliated Open-End Funds were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person must provide:

               (a) the   name  of  the  broker,  dealer,  bank,  Fund   or  Fund
                   distributor with whom he or she established the account;

               (b) the date the account was established; and

               (c) the date the report is submitted by the Access Person.

          This quarterly report for all Access Persons except Nuveen Designees shall be made on the form attached as Securities Transactions for the Calendar Quarter Ended (EXHIBIT C) and shall be delivered to the Chief Compliance Officer of the Firm. The quarterly report for all Access Persons except Nuveen Designees for the Access Person's Nuveen 401(k) account shall be made by arranging for the Firm's Chief Compliance Officer to receive a copy of the Access Person's Nuveen 401(k) account quarterly statement. The quarterly report for Nuveen Designees shall be made in a manner required by the Nuveen Legal Department and shall be delivered to the Nuveen Chief Compliance Officer. In lieu of manually filling out all of the information required by the form, Access Persons may attach confirms and/or account statements to a signed form.

4.        ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

          All Access Persons shall disclose to the Chief Compliance Officer all personal securities holdings as of the calendar year ended within thirty (30) days after year end. Access Persons do not have to disclose holdings in direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and registered open-end investment companies with one exception: Access Persons must disclose holdings in NWQ Open End Funds and NWQ Affiliated Open End Funds held outside of the Access Person's Nuveen 401(k) account. Access Persons do not need to report transactions effected in any account over which the Access Person has no direct or indirect influence or control.

          In addition to reporting securities holdings, every Access Person shall certify annually that:

              (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

              (b) they  have  complied  with  the  requirements  of the  Code of
                  Ethics; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics;

              (c) they have not  disclosed  pending "buy" or "sell" orders for a
                  Portfolio or Fund to any employees, except where the disclosure occurred subsequent to the execution or withdrawal of an order or as permitted by this Code of Ethics; and

              (d) they  have  no  knowledge  of the  existence  of any  personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

          Access Persons except Nuveen Designees shall make this annual report on the form attached as Annual Report of Access Person (EXHIBIT B) and shall be delivered to the Chief Compliance Officer of the Firm. Nuveen Designees shall make this annual report on a form prescribed by the Nuveen Legal Department and shall be delivered to the Nuveen Chief Compliance Officer.

5.        REPORTS TO CHIEF COMPLIANCE OFFICER

          The Chief Compliance Officer of the Firm shall provide, by the thirtieth (30) day after each quarter end, certification to the Chief Compliance Officer of a Fund that, as of the prior quarter end:

              (a) the Chief  Compliance  Officer of the Firm has  collected  all documentation required by the Code of Ethics and Rule 17j-1 and is retaining such documentation on behalf of the Fund;

              (b) there have been no  violations  to the  Fund's  Code of Ethics and, if there have been violations to the Fund's Code of Ethics, the violation has been documented and reported to the Fund's Chief Compliance Officer; and

              (c) the Firm has  appointed  appropriate  management or compliance personnel, such as the Chief Compliance Officer, to review transactions and reports filed by Access Persons under the Code of Ethics, and adopted procedures reasonably necessary to prevent Access Persons from violating the Firm's Code of Ethics.

          Each quarter the Chief Compliance Officer of the Firm shall also provide to the Chief Compliance Officer of each Fund (when requested) a list of Access Persons who are subject to the Code of Ethics and the name of the Chief Compliance Officer or other designated officer(s) of the Firm responsible for preclearing and reviewing personal securities transactions.

          The  Chief   Compliance   Officer  of  the  Firm  shall  provide  such
          information, including, but not limited to, initial, quarterly and annual reports for all Access Persons, preclearance reports and approval for short term transactions, IPO and private placement securities, as is requested by a Fund's Chief Compliance Officer.

6.        GENERAL REPORTING REQUIREMENTS

          The Chief Compliance Officer of the Firm shall provide a copy of this Code of Ethics and amendments hereto to each officer, director, partner, and employee of the Firm, including any other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm. The Chief Compliance Officer of the Firm will notify each Access Person that he or she is an Access Person subject to this Code of Ethics and the reporting requirements contained herein, and shall deliver a copy of this Code of Ethics to each such person when they become an Access Person, or upon request.

          The Chief Compliance Officer must obtain a written acknowledgement of receipt of a copy of this Code of Ethics and amendments hereto for each officer, director, partner, and employee of the Firm, including any other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

          Reports submitted pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers of the Firm and each Fund, counsel and/or regulatory authorities upon appropriate request.

7.        EXCESSIVE TRADING

          The Firm understands that it is appropriate for Access Persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the Fund's Chief Compliance Officer, Chief Compliance Officer of the Firm, or senior management at the Firm), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during work-time or using Fund/Portfolio resources. Accordingly, if personal trading rises to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Chief Compliance Officer of the Firm.

8.        CONFLICT OF INTEREST

          Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. The Firm's Chief Compliance Officer shall notify the Chief Compliance Officer of a Fund of any personal conflict of interest relationship which may involve the Fund. Such notification shall occur in the pre-clearance process.

E.   REPORTING OF VIOLATIONS

     Officers, directors and employees of the Firm, including any person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm, must report violations of this Code of Ethics promptly to the Firm's Chief Compliance Officer.

     The Chief Compliance Officer of the Firm shall promptly report to the Executive Committee of the Firm all apparent violations of this Code of Ethics and the reporting requirements thereunder.

     When the Chief Compliance Officer of the Firm finds that a transaction otherwise reportable to the Executive Committee pursuant to the Code could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he/she may, in his/her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Executive Committee. Such findings shall, however, be reported to the Chief Compliance Officer of any respective Funds.

     The Executive Committee of the Firm, or a Committee created by such Executive Committee for that purpose, shall consider reports made to the Executive Committee hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.


F.   ANNUAL REPORTING TO THE EXECUTIVE COMMITTEE

     The Chief Compliance Officer of the Firm shall prepare an annual report relating to this Code of Ethics to the Executive Committee of the Firm and the Funds. Such annual report shall:

         (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (b) identify any violations requiring significant remedial action during the past year; and

         (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

         (d) state that the Firm had adopted procedures reasonably necessary to prevent Access Persons from violating the Code.


G.   SANCTIONS

A. Upon discovering a violation of this Code, the Executive Committee of the Firm or a Fund may impose such sanctions as they deem appropriate, including:

     o    formal warning;
     o    restriction of trading privileges;
     o    disgorgement of trading profits;
     o    fines; AND/OR
     o    suspension or termination of employment.

B. Sanction Factors:

The factors that may be considered when determining the appropriate sanctions include, but are not limited to:

    o     the harm to a Fund's or client's interest;
    o     the extent of unjust enrichment;
    o     the frequency of occurrence;
    o the degree to which there is personal benefit from unique knowledge obtained through employment with a Fund;
    o     the degree of perception of a conflict of interest;
    o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
    o the level of accurate, honest and timely cooperation from the person subject to the Code.

H.       RETENTION OF RECORDS

     The Firm shall maintain the following records as required under Rule 17j-1 and Rule 204-2:

         (a) a copy of any Code of Ethics in effect within the most recent five years;

         (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports, as shall be updated by the Chief Compliance Officer of the Firm;

         (c) a copy of each report made by an Access Person except Nuveen Designees hereunder and submitted to the Firm's Chief Compliance Officer for a period of five years from the end of the fiscal year in which it was made;

         (d) each memorandum made by the Chief Compliance Officer of the Firm hereunder, for a period of five years from the end of the fiscal year in which it was made;

         (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred;

         (f) a copy of every report provided to the Firm's Executive Committee or a Fund's Chief Compliance Officer or board of directors which describes any issues arising under the Code of Ethics and certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

         (g) a record of any decision, and the reasons supporting the decision, to approve the acquisition by an employee of a security in an in initial public offering or in a limited offering, for at least five years after the end of the fiscal year during which the approval is granted; and

         (h) a record of all written acknowledgements of receipt of a copy of this Code of Ethics and amendments hereto for each person who is currently or within the past five years was, an officer, director, partner, or employee of the Firm, and other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

         Nuveen shall maintain a copy of each report made by a Nuveen Designee hereunder and submitted to Nuveen's Chief Compliance Officer for a period of five years from the end of the fiscal year in which it was made.

                                                                       EXHIBIT A

                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
                         INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for NWQ Investment Management Company, LLC (the "Firm");
        (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code as an "Access Person" of the Firm.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or a Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS), EXCEPT THAT YOU MUST REPORT NWQ OPEN-END FUNDS AND NWQ AFFILIATED OPEN-END FUNDS. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

  =====================================================================================================
          SECURITY           NO. OF   PRICE PER  PRINCIPAL     TYPE OF     BROKER, DEALER, BANK, FUND
   (include interest rate    SHARES     SHARE     AMOUNT      PURCHASE     OR FUND DISTRIBUTOR THROUGH
    and maturity date, if                                    (Direct or           WHOM EFFECTED
         applicable)                                          Indirect)
  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------

  =====================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

  4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities and/or NWQ Open-End Funds or NWQ Affiliated Open-End Funds for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS []

  ===============================================================================================
   BROKER, DEALER BANK, FUND   BENEFICIAL OWNER OF          ACCOUNT NUMBER   DATE ACCOUNT OPENED
      OR FUND DISTRIBUTOR           ACCOUNT
     THROUGH WHOM EFFECTED
  -----------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------

  ===============================================================================================

   Signature:   _____________________      Signature:   ________________________
                Access Person                           Chief Compliance Officer
        Name:   _____________________           Name:   ________________________

        Date:   _____________________            Date:  ________________________

                                                                       Exhibit B

                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics for NWQ Investment Management Company, LLC (the "Code") and recognize that I am subject thereto in the capacity of an Access Person of the Firm.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other investment management company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS'
        ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS), EXCEPT THAT YOU MUST REPORT NWQ OPEN-END FUNDS AND NWQ AFFILIATED OPEN-END FUNDS. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

=========================================================================================================
         SECURITY                    PRICE PER   PRINCIPAL  TYPE OF PURCHASE    BROKER, DEALER, BANK,
                             NO. OF    SHARE      AMOUNT       (Direct or     FUND OR FUND DISTRIBUTOR
(include interest rate and   SHARES                            Indirect)        THROUGH WHOM EFFECTED
     maturity date, if
        applicable)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities and/or NWQ Open-End Funds or NWQ Affiliated Open-End Funds for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

  =================================================================================================
  BROKER, DEALER, BANK, FUND  BENEFICIAL OWNER OF       ACCOUNT NUMBER       DATE ACCOUNT OPENED
      OR FUND DISTRIBUTOR           ACCOUNT
     THROUGH WHOM EFFECTED
  -------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------

  =================================================================================================

   Signature: ________________________      Signature:  ________________________
              Access Person                             Chief Compliance Officer
        Name: ________________________           Name:  ________________________

        Date: ________________________            Date: ________________________
              (No later than 30 days after
              year-end)

                                                                       EXHIBIT B
                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
                                 ADDENDUM TO THE
                         ANNUAL REPORT OF ACCESS PERSON

  =============================================================================================================
          SECURITY                    PRICE PER   PRINCIPAL      TYPE OF      BROKER, DEALER, BANK, FUND OR
                            NO. OF      SHARE      AMOUNT       PURCHASE      FUND DISTRIBUTOR THROUGH WHOM
   (include interest rate   SHARES                             (Direct or                EFFECTED
   and maturity date, if                                        Indirect)
        applicable)
  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  -------------------------------------------------------------------------------------------------------------

  =============================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

=======================================================================================================

 BROKER, DEALER, BANK, FUND  BENEFICIAL OWNER OF            ACCOUNT NUMBER        DATE ACCOUNT OPENED
OR FUND DISTRIBUTOR THROUGH       ACCOUNT
       WHOM EFFECTED
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

=======================================================================================================

   Signature: _________________________     Signature:  ________________________
              Access Person                             Chief Compliance Officer
        Name: _________________________          Name:  ________________________

        Date: _________________________           Date: ________________________
              (No later than 30 days after year-end)

                                                                       EXHIBIT C
                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. (if none were transacted, write "none"). YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS), EXCEPT THAT YOU MUST REPORT NWQ OPEN-END FUNDS AND NWQ AFFILIATED OPEN-END FUNDS. (NWQ OPEN-END FUNDS AND NWQ AFFILIATED OPEN-END FUNDS HELD IN A NUVEEN 401(K) ACCOUNT ARE TO BE REPORTED BY ARRANGING FOR A COPY OF YOUR QUARTERLY STATEMENT TO BE PROVIDED TO NWQ'S CHIEF COMPLIANCE OFFICER.) PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]

  =====================================================================================================================
         SECURITY        DATE OF TRADE  NO. OF    PRICE PER   PRINCIPAL      NATURE OF        BROKER, DEALER OR BANK
  (include interest rate                SHARES      SHARE       AMOUNT      TRANSACTION       THROUGH WHOM EFFECTED
   and maturity date, if                                                  (Purchase, Sale,
        applicable)                                                            Other)
  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  =====================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

2. During the quarter referred to above, I established on the dates indicated the following accounts in which securities and/or NWQ Open-End Funds or NWQ Affiliated Open-End Funds were held during the quarter for my direct or indirect benefit (if none were opened, write "none"). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

  ==================================================================================================================
   BROKER, DEALER, BANK, FUND OR FUND     BENEFICIAL OWNER          ACCOUNT NUMBER          DATE ACCOUNT OPENED
  DISTRIBUTOR WHERE ACCOUNT ESTABLISHED     OF ACCOUNT
  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------

  ==================================================================================================================

3. Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, a Fund or a Portfolio, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm, a Fund or a Portfolio.

   Signature:   ______________________     Signature:   ________________________
                Access Person                           Chief Compliance Officer
        Name:   ______________________          Name:   ________________________

        Date:   ______________________           Date:  ________________________
                (no later than 10 days after calendar
                quarter)

                                                                       EXHIBIT C
                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
                                 ADDENDUM TO THE
     SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:_________

  =====================================================================================================================
          SECURITY         DATE OF      NO. OF  PRICE PER  PRINCIPAL AMOUNT     NATURE OF     BROKER, DEALER OR BANK
   (include interest rate   TRADE       SHARES    SHARE                        TRANSACTION     THROUGH WHOM EFFECTED
   and maturity date, if                                                     (Purchase, Sale,
        applicable)                                                               Other)
  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------

  =====================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

============================================================================================================

   BROKER, DEALER OR BANK   BENEFICIAL OWNER OF             ACCOUNT NUMBER          DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED          ACCOUNT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

======================================================================================= ============================

   Signature:   ______________________     Signature:   ________________________
                Access Person                           Chief Compliance Officer
        Name:   ______________________          Name:   ________________________

        Date:   ______________________          Date:   ________________________
                (no later than 10 days after calendar
                quarter)

                                                                       EXHIBIT D
                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS

        SECURITIES TRANSACTIONS REPORT RELATING TO SHORT-TERM TRADING OF
               INVESTMENT PERSONNEL FOR THE SIXTY-DAY PERIOD FROM
                            TO                      :            ---------------
                              ---------------------

During the sixty (60) calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS).

  ==========================================================================================================

       SECURITY   PROPOSED DATE OF    NO. OF    PRICE PER   PRINCIPAL     NATURE OF        BROKER/DEALER
                        TRADE         SHARES      SHARE      AMOUNT      TRANSACTION      OR BANK THROUGH
                                              (or proposed             (Purchase, Sale,    WHOM EFFECTED
                                                 price)                     Other)
  ----------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------

  ==========================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

With respect to the Portfolio or Fund that serves as the basis for my "investment personnel" status with the Firm, and transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio or Fund, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio and/or Fund;

(b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolio and/or Fund, or (ii) being purchased or sold by the Portfolio and/or Fund; and

(c) such transactions are in compliance with the Code of Ethics of the Firm.

Date:         ________________    Signature:   _________________________________
                                               Investment Personnel
                                       Name:   _________________________________


In accordance with the provisions of Section B(2)(c) of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this report is: Authorized: [ ] Unauthorized: [ ]


Date:         ________________     Signature:   ________________________________
                                                Chief Compliance Officer
                                        Name:   ________________________________

                                                                       EXHIBIT E
                     NWQ INVESTMENT MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
               Personal Securities Transactions Pre-clearance Form
                       (see Section D(1), Code of Ethics)

I hereby request pre-clearance of the securities listed below. YOU DO NOT NEED TO PRECLEAR TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS), OR TRANSACTIONS LISTED IN SECTION D OF THE CODE OF ETHICS.

====================================================================================================================
                                                                                      BROKER/        AUTHORIZED
      SECURITY        NO. OF   PRICE PER SHARE PRINCIPAL AMOUNT     NATURE OF           DEALER         BY CHIEF
 (include interest    SHARES    (or proposed                      TRANSACTION     OR BANK THROUGH    COMPLIANCE
 rate and maturity                 price)                      (Purchase, Sale,    WHOM EFFECTED     OFFICER or
date, if applicable)                                                Other)                           DESIGNATED
                                                                                                  APPROVAL OFFICER

                                                                                                       YES NO
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

==================================================================================================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Is any proposed transaction described above within sixty (60) days of a prior offsetting transaction in the same or equivalent security? Yes: [ ] No: [ ]

If yes, the Access Person must submit a Securities Transactions Report Relating to Short Term Trading (Exhibit D) for preapproval.

Is any proposed transaction described above considered an Initial Public Offering (IPO) or Private Placement? Yes: [ ] No: [ ]

If yes, the Chief Compliance Officer should prepare a memorandum describing the reasons for preapproving the transaction pursuant to Section B(2)(b) of the Code.


   Signature: _____________________  Signature:  _______________________________
              Access Person                      Jon Bosse/Dave Iben/Ted Friedel
        Name: _____________________       Name:  _______________________________

        Date: _____________________*       Date: _______________________________


* This preclearance will expire at the close of business on the second (2nd) trading day after preclearance was approved. The Access Person is required to obtain additional preclearance if the trade is not completed before the authority expires.

                                                                       EXHIBIT F

APPROVAL FORM FOR RECEIPT OF GIFT IN EXCESS OF $100 BY INVESTMENT PERSONNEL OF NWQ INVESTMENT MANAGEMENT COMPANY, LLC


NAME:
     --------------------------------------------------------
DATE:
     --------------------------------------------------------


Please complete the appropriate section below depending upon the type of gift for which you are seeking approval.


ENTERTAINMENT

Description of entertainment and approximate value (include location):

-------------------------------------------------------------

-------------------------------------------------------------

Organization providing entertainment:

-------------------------------------------------------------


CONFERENCES AND SEMINARS

Title of conference or seminar:

-------------------------------------------------------------

Sponsor of conference or seminar:

-------------------------------------------------------------

Monetary value of conference or seminar:

-------------------------------------------------------------

OTHER

Description of Gift:

-------------------------------------------------------------

Name of donor:

-------------------------------------------------------------

Monetary value of gift:

-------------------------------------------------------------

APPROVED BY:
            -------------------------------------------------

                           PRINTED NAME:
                                          -------------------


CC:  KATHLEEN HENDRIKS
     CHIEF COMPLIANCE OFFICER

                                                                       EXHIBIT G

           OPEN-END FUNDS ADVISED OR SUBADVISED BY A NUVEEN SUBSIDIARY

--------------------------------------------------------------------------------------------------------------------
NUVEEN  MULTISTATE TRUST IV                                 Nuveen Balanced Stock and Bond Fund
Nuveen Kansas Municipal Bond Fund                           Nuveen Balanced Municipal and Stock Fund
Nuveen Kentucky Municipal Bond Fund                         Nuveen Large-Cap Value Fund
Nuveen Michigan Municipal Bond Fund                         Nuveen NWQ Global Value Fund
Nuveen Missouri Municipal Bond Fund                         Nuveen NWQ Multi-Cap Value Fund
Nuveen Ohio Municipal Bond Fund                             Nuveen NWQ International Value Fund
Nuveen Wisconsin Municipal Bond Fund                        Nuveen NWQ Small Cap Value Fund
                                                            Nuveen NWQ Value Opportunities Fund
NUVEEN MUNICIPAL TRUST                                      Nuveen Rittenhouse Growth Fund
Nuveen Intermediate Duration Municipal Bond Fund
Nuveen Insured Municipal Bond Fund                          ING International Value Choice Fund
Nuveen All-American Municipal Bond Fund                     ING MidCap Value Choice Fund
Nuveen Limited Term Municipal Bond Fund                     ING Small Cap Value Choice Fund
Nuveen High Yield Municipal Bond Fund                       ING Global Value Choice Fund
                                                            HSBC Investor Value Fund
NUVEEN MULTISTATE TRUST I                                   ML Global Selects-North American Large Cap Growth
Nuveen Arizona Municipal Bond Fund                            Portfolio I
Nuveen Colorado Municipal Bond Fund                         MLIG Roszel/NWQ Small Cap Value Portfolio
Nuveen Florida Municipal Bond Fund                          MLIG Roszel/Rittenhouse Large Cap Growth Portfolio
Nuveen Maryland Municipal Bond Fund                         MTB Large Cap Value Fund I
Nuveen New Mexico Municipal Bond Fund                       MTB Large Cap Value Fund II
Nuveen Pennsylvania Municipal Bond Fund                     The Timothy Plan Large/Mid Cap Growth Fund
Nuveen Virginia Municipal Bond Fund                         UBS Fiduciary Trust Company Large Company Growth
                                                              Portfolio
NUVEEN MULTISTATE TRUST II                                  Wilshire Small Cap Value Fund
Nuveen California Municipal Bond Fund
Nuveen California Insured Municipal Bond Fund
Nuveen Connecticut Municipal Bond Fund
Nuveen Massachusetts Municipal Bond Fund
Nuveen New Jersey Municipal Bond Fund
Nuveen New York Municipal Bond Fund
Nuveen New York Insured Municipal Bond
Fund

NUVEEN MULTISTATE TRUST III
Nuveen Georgia Municipal Bond Fund
Nuveen Louisiana Municipal Bond Fund
Nuveen Northern Carolina Municipal Bond Fund
Nuveen Tennessee Municipal Bond Fund

--------------------------------------------------------------------------------------------------------------------